As filed with the Securities and Exchange Commission on August 23, 2001
                                              Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           DUTCHFORK BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                         57-1094236
(State or Other Jurisdiction of                (IRS Employer Identification No.)
Incorporation or Organization)

                                 1735 WILSON RD.
                         NEWBERRY, SOUTH CAROLINA 29108
                                 (803) 321-3200
              (Address of Registrant's Principal Executive Offices)

                          NEWBERRY FEDERAL SAVINGS BANK
                       DIRECTOR DEFERRED COMPENSATION PLAN
                            (Full Title of the Plan)
     -----------------------------------------------------------------------

J. THOMAS JOHNSON                                  COPIES TO:
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER    PAUL M. AGUGGIA, ESQUIRE
DUTCHFORK BANCSHARES, INC.                         ERIC S. KRACOV, ESQUIRE
1735 WILSON ROAD                                   MULDOON MURPHY & FAUCETTE LLP
NEWBERRY, SOUTH CAROLINA 29108                     5101 WISCONSIN AVENUE, N.W.
(803) 321-3200                                     WASHINGTON, D.C.  20016
(Name, Address, Including Zip Code, and Telephone  (202) 362-0840
Number, Including Area Code, of Agent for Service)

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
             Securities Act of 1933, check the following box. / X /
                                                              ----

====================================================================================================
                                                 Proposed         Proposed Maximum       Amount of
  Title of each Class of      Amount to be    Maximum Offering   Aggregate Offering    Registration
Securities to be Registered  Registered (1)   Price Per Share         Price(2)              Fee
----------------------------------------------------------------------------------------------------
       Common Stock
      $.01 par Value          27,560 Shares      $21.77(3)           $600,000             $150.00
----------------------------------------------------------------------------------------------------
      Participation
        Interests                (4)                                                       (5)
====================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Newberry Federal Savings Bank Director Deferred Compensation Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of DutchFork Bancshares, Inc. pursuant to 17 C.F.R. Section 230.416(a).
(2) Estimated solely for the purpose of calculating the registration fee.
(3) The average of the high and low prices of the common stock of DutchFork Bancshares, Inc. (the "Common Stock") as reported on the Nasdaq National Market ("Nasdaq") on August 22, 2001 in accordance with 17 C.F.R. Section 230.457(c).
(4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(5) In accordance with Rule 457(h) under the Securities Act of 1933, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan. Accordingly, no separate fee is required for the participation interests.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SECTION 230.462.

Number of Pages 16
Exhibit Index begins on Page 9

DUTCHFORK BANCSHARES, INC.

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1 PLAN INFORMATION AND ITEM 2 REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents containing the information for Newberry Federal Savings Bank Director Deferred Compensation Plan (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

        (a) The Form 10-KSB report filed on December 29, 2000 by DutchFork Bancshares, Inc. (the "Company") for the fiscal year ended September 30, 2000 (File No. 000-30483), which includes: the consolidated balance sheets of the Company as of September 30, 2000, and the related consolidated statements of income, comprehensive operations, changes in stockholders' equity, and cash flows for each of the years in the two-year period then ended, together with the related notes and the report of Clifton D. Bodiford, CPA, independent auditors.

        (b) The Form 10-QSB reports filed by the Company for the fiscal quarters ended December 31, 2000 (File No. 000-30483), March 31, 2001 (File No.
000-30483) and June 30, 2001 (File No. 000-30483), filed with the SEC on February 14, 2001, May 15, 2001 and August 14, 2001, respectively.

        (c) The description of the Company's Common Stock contained in the Company's Form 8-A (File No. 000-30483), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Rule 12b-15 promulgated thereunder, on April 27, 2000, and declared effective May 12, 2000 as incorporated by reference from the Company's Form SB-2 (File No. 333-31986) declared effective on May 12, 2000.

        (d) All documents filed by the Registrant and the Plan, where applicable, pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post- effective amendment which deregisters all securities then remaining unsold.

        ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

        The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR.

        Article X and XI of the Registrant's Certificate of Incorporation provides as follows:

        TENTH:
        -----

               A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

               B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

               C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
        (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

               D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

               E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

               F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

        ELEVENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.   LIST OF EXHIBITS.

        The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

        4.1           Certificate of Incorporation of the Registrant1
        4.2           Bylaws of the Registrant1
        4.3           Stock Certificate of DutchFork Bancshares, Inc.1
        4.4           Newberry Federal Savings Bank Director Deferred
                      Compensation Plan
        5.0           Opinion of Muldoon Murphy & Faucette LLP re:  legality of
                      the securities
        23            Consent of Clifton D. Bodiford, CPA
        24            Power of Attorney is located on the signature pages.

--------------------------
     1 Incorporated herein by reference from the Exhibits contained in the Registration Statement on Form SB-2 (SEC No. 333-31986), as amended, and filed on March 8, 2000.

ITEM 9.   UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1)    To  file,   during  any  period  in  which  it  offers  or  sells
               securities, a post-effective amendment to this Registration Statement to:

               (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) Include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement unless the information required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to
                      Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

        (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

        (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration
               Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, DutchFork Bancshares, Inc. and the Newberry Federal Savings Bank Director Deferred Compensation Plan certify that they have reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Newberry, South Carolina on August 21, 2001.

                               DUTCHFORK BANCSHARES, INC.


                               By: /s/ J. Thomas Johnson
                                   ---------------------------------------------
                                   J. Thomas Johnson
                                   Chairman of the Board of Directors, President and Chief Executive Officer

                               NEWBERRY FEDERAL SAVINGS BANK
                               DIRECTOR DEFERRED COMPENSATION PLAN


                               By: /s/ J. Thomas Johnson
                                   ---------------------------------------------
                                   J. Thomas Johnson
                                   Plan Administrator

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints J. Thomas Johnson and Steven P. Sligh, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Name                        Title                                         Date
     ----                        -----                                         ----


/s/ J. Thomas Johnson            Chairman of the Board of Directors,       August 21, 2001
-------------------------        President and Chief Executive Officer
J. Thomas Johnson                (principal executive officer)







/s/ Steven P. Sligh              Executive Vice President,                 August 21, 2001
-------------------------        Chief Financial Officer,
Steven P. Sligh                  Treasurer and Director
                                 (principal accounting and
                                 financial officer)


/s/ Robert E. Livingston, III    Corporate Secretary and Director          August 21, 2001
------------------------------
Robert E. Livingston, III


                                 Director
-------------------------
Keitt Purcell


/s/ Robert W. Owen               Director                                  August 21, 2001
-------------------------
Robert W. Owen


                                 Director
--------------------------
James E. Wiseman, Jr.




                                                   EXHIBIT INDEX
                                                   -------------




  Exhibit No.        Description                Method of Filing
--------------       ---------------------      -----------------------------------------------------------------

      4.1            Certificate of             Incorporated herein by reference from the Exhibits of the
                     Incorporation of the       Registrant's Registration Statement on Form SB-2 and amendments
                     Registrant                 thereto, initially filed on March 8, 2000, Registration No. 333-
                                                31986.

      4.2            Bylaws of the              Incorporated herein by reference from the Exhibits of the
                     Registrant                 Registrant's Registration Statement on Form SB-2 and amendments thereto, initially filed on March 8, 2000, Registration No. 333-
                                                31986.

      4.3            Stock Certificate of       Incorporated herein by reference from the Exhibits of the
                     the Registrant             Registrant's Registration Statement on Form SB-2 and amendments thereto, initially filed on March 8, 2000, Registration No. 333-
                                                31986.

      4.4            Newberry Federal           Filed herewith.
                     Savings Bank
                     Director Deferred
                     Compensation Plan

      5.0            Opinion of Muldoon         Filed herewith.
                     Murphy & Faucette
                     LLP re: legality of
                     the securities

      23             Consent of Clifton         Filed herewith.
                     D. Bodiford, CPA

      24             Power of Attorney          Located on the signature page.
